UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2019

INTEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-06217	94-1672743
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Mission College Blvd., Santa Clara, California	95054-1549
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 765-8080

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	INTC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of New Director.

On November 13, 2019, the Board of Directors (“Board”) of Intel Corporation (“Intel”) elected Mr. James (Jim) J. Goetz to the Board, effective immediately. The Board determined that Mr. Goetz qualifies as “independent” in accordance with the published listing requirements of Nasdaq. Mr. Goetz has not been appointed to any Board committees at this time.

Mr. Goetz, age 54, has served as a partner of Sequoia Capital Operations, LLC, a venture capital firm, since June 2004. Prior to joining Sequoia, Mr. Goetz co-founded VitalSigns Software, where he assembled and led the team that pioneered end-user performance management. Prior to VitalSigns, he was the Vice President of Network Management for Bay Networks. Mr. Goetz currently serves on the boards of several privately held companies, and since April 2005, on the board of Palo Alto Networks, Inc., a network security solution company. He previously served on the boards of directors of Barracuda Networks, Inc., a data security and storage company from 2009 to 2017; Nimble Storage, Inc., a data storage company, from 2007 to 2017; Jive Software, Inc., a provider of social business software, from 2007 to 2015; and Ruckus Wireless, Inc., a manufacturer of wireless (Wi-Fi) networking equipment, from 2012 to 2015. Mr. Goetz holds a Bachelor of Science degree in Electrical Engineering from the University of Cincinnati and a Master of Science degree in Electrical Engineering from Stanford University.

Mr. Goetz will receive the standard compensation amounts payable to non-employee directors of the Board. Pursuant to these arrangements, commencing in November 2019, Mr. Goetz will be paid an annual cash retainer of $90,000 (in addition to any committee fees), which will be pro-rated for his first year of service. In addition, in the first quarter of 2020 (the “Grant Date”), Mr. Goetz will be granted non-employee director time-based restricted stock units (“RSUs”) with a value on the Grant Date of approximately $128,333, which is pro-rated from the value of the annual award granted to non-employee directors. The award will vest on the earlier of May 16, 2020 and the date of Intel’s 2020 Annual Stockholders’ Meeting, the same schedule as the annual award granted to the non-employee directors in May 2019, subject to Mr. Goetz’s continued service on the Board.

Mr. Goetz will also enter into Intel’s standard form of directors’ indemnification agreement with Intel, pursuant to which Intel agrees to indemnify its directors to the fullest extent permitted by applicable law and subject to certain conditions to advance expenses in connection with proceedings as described in the indemnification agreement.

Item 7.01.	Regulation FD Disclosure.

The Company’s press release dated November 14, 2019 announcing the election of Mr. Goetz to the Board on November 13, 2019 is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01 of this Report is furnished and shall not be treated as filed for purposed of the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are provided as part of this report:

Exhibit Number	Description

99.1	Press Release issued by Intel titled “Intel Board of Directors Elects New Director,” dated November 14, 2019.

104	Cover Page Interactive Data File, formatted in Inline XBRL and included as Exhibit 101.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION
(Registrant)

Date: November 14, 2019	/s/ Susie Giordano
Susie Giordano
Corporate Vice President and Corporate Secretary